Exhibit 99.1

Contact:    Dana Hambly
Director, Investor Relations
Phone:    (615) 890-9100

NHI Announces First Quarter 2020 Earnings Release and Conference Call Date

MURFREESBORO, Tenn -- (April 23, 2020) - National Health Investors, Inc. (NYSE:NHI) announced details for the release of its results for the first quarter ended March 31, 2020. NHI plans to issue its earnings release after the market closes on Monday, May 11, 2020, and will host a conference call on the following day, Tuesday, May 12, 2020, at 12 p.m. Eastern Time to discuss the results. The number to call for this interactive teleconference is (800) 954-0586, with the confirmation number 21960075.

The live broadcast of the conference call will be available online at www.nhireit.com and at https://www.webcaster4.com/Webcast/Page/633/34297 on Tuesday, May 12, 2020, at 12 p.m. Eastern Time. The online replay will be available shortly after the call and remain available for approximately 90 days.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE:NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI's portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.